SERIES B CONVERTIBLE PREFERRED STOCK

SECURITIES ESCROW AGREEMENT

THIS SERIES B CONVERTIBLE PREFERRED STOCK SECURITIES ESCROW AGREEMENT (the “Agreement”), dated as of April 30, 2009, is entered into by and among China New Energy Group Company, a Delaware corporation (the “Company”), China Hand Fund I, LLC, a Delaware limited liability company, for itself and as representative (together with its successors and assigns, the “Purchaser Representative”) of any additional investors which may become parties to this Agreement  (together with their respective successors and assigns, each, a “Purchaser” and collectively, the “Purchasers”), and Escrow, LLC, with an address at 360 Main Street, P.O. Box 391, Washington, Virginia 22747 (the “Escrow Agent”). Capitalized terms used, but not defined herein shall have the meanings set forth in the Series B Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchaser Representative will be purchasing on the date hereof (the “Closing Date”) from the Company, 1,116,388 shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred”), convertible into 39,073,580 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock), and certain common stock purchase warrants to purchase 7,814,719 shares of Common Stock (the “Warrants”) pursuant to a Series B Convertible Preferred Securities  Purchase Agreement dated as of the date hereof by and between the Company and the Purchaser Representative (the “Series B Purchase Agreement”);

WHEREAS, as an inducement to the Purchaser Representative to enter into the Series B Purchase Agreement, the Company has agreed within 30 days following the Closing Date to issue and deposit the 334,916 shares of Series B Preferred Stock (which equals 30% of the number of shares of Series B Preferred Stock issued under the Series B Purchase Agreement) to be held by the Escrow Agent for the benefit of the Purchasers in the event the Company fails to achieve any of the following financial performance thresholds for the 12-month periods ending December 31, 2009 (“2009”): After-Tax Net Income of at least (w) $5.0 million if the Company receives at least $5.4 million in gross proceeds from the sale of Securities at the Closings held not later than 30 days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 (the “10-K Filing Date”) or (x) $4.5 million, if the Company does not receive at least $5.4 million in gross proceeds from the sale of Securities at the Closing held on or prior to the 10-K Filing Date (individually the “2009 Target Number” and they are collectively referred to herein as the “2009 Performance Threshold”);

WHEREAS, as a further inducement to the Purchaser Representative to enter into the Series B Purchase Agreement, the Company has agreed within 30 days following the Closing Date to place the Listing Escrow Shares (as hereinafter defined) into escrow for the benefit of the Purchasers in the event that shares of Common Stock are not listed and trading on a National Stock Exchange by January 31, 2010;

WHEREAS, as an incentive to the members of management of the Company set forth on Exhibit A attached hereto (“Management”) (which exhibit shall be completed within 30 days following the Closing Date) to cause the Company to meets its financial projections, the Purchaser Representative has agreed to place Purchaser Deposited Escrow Shares (as hereinafter defined) into escrow for the benefit of the Management; and

WHEREAS, the Company and the Purchaser Representative have requested that the Escrow Agent hold the Company Deposited Escrow Shares (as herein after defined), the Listing Escrow Shares and the Purchaser Deposited Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1.         The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Company Deposited Escrow Shares, the Listing Escrow Shares and the Purchaser Deposited Escrow Shares as contemplated by this Agreement.

1.2.         Within 30 days following the execution of this Agreement, the Company shall issue and deliver to the Escrow Agent a stock certificate or stock certificates evidencing an aggregate of 334,916 shares of Series B Preferred (which number of shares of Series B Preferred shall be  equivalent to 30% of the number of shares of Series B Preferred to be issued and sold to the Purchaser Representative on the Closing Date and which shares of Series B Preferred may be converted into 11,722,060 shares of Common Stock).  The shares of Series B Preferred described in this Section 1.2 shall be referred to in this Agreement as the “Company Deposited Escrow Shares”).  All Company Deposited Escrow Shares shall be accompanied by stock powers executed in blank with signature medallion guaranteed.

1.3.         The parties hereby agree that the Company Deposited Escrow Shares shall be delivered based on the achievement of the Performance Thresholds as set forth below:

(i)            If the After-Tax Net Income for 2009 is less than the 2009 Target Number, then if the Percentage Shortfall (as hereinafter defined) for 2009, is less than fifty percent (50%), but equal or greater than fifteen percent (15%), then an Adjustment Percentage for such year shall be determined.  For purposes of this Section, the “Percentage Shortfall” shall mean the percentage obtained by dividing (w) the amount of the shortfall of the After-Tax Net Income from the 2009 Target Number by (x) the 2009 Target Number.   For purposes of this Section, the “Adjustment Percentage” for 2009 shall mean the percentage that the Percentage Shortfall for such year bears to fifty percent (50%).  Within five days after the determination of the Percentage Shortfall for 2009 the Purchaser Representative and the Company shall give joint written instructions to the Escrow Agent to, and upon receipt of such written instructions, the Escrow Agent shall, within five days after receipt of such instructions deliver to the Purchasers on a pro rata basis such number of shares of Series B Preferred as is determined by multiplying the Adjustment Percentage for such year by the total number of Company Deposited Escrow Shares then required to be in escrow.  In the case of a delivery of less than all of the shares of the Company Deposited Escrow Shares in respect of the computation of the Adjustment Percentage for 2009, the balance of the Company Deposited Escrow Shares which are not required to be delivered to the Purchasers shall be returned to the Company.  For example, if the Percentage Shortfall for 2009 is 20%, the Adjustment Percentage would be 40%, and 40% of the total number of Company Deposited Escrow Shares then required to be in escrow would be delivered to the Purchasers on a pro rata basis, with the balance being returned to the Company pursuant to this Agreement.

(ii)           If the Percentage Shortfall for 2009, is equal to or greater than fifty percent (50%), then within five days after the determination of the Percentage Shortfall for 2009 the Purchaser Representative and the Company shall give joint written instructions to the Escrow Agent, and upon receipt of such written instructions, the Escrow Agent shall within five days after receipt of such instructions, deliver all of the Company Deposited Escrow Shares then held by the Escrow Agent to Purchasers on a pro rata basis.

(iii)          If the Percentage Shortfall for 2009 is less than fifteen percent (15%), then the Purchaser Representative and the Company shall give joint written instructions to the Escrow Agent to, and upon receipt of such written instructions, the Escrow Agent shall within five days after receipt of such instructions, return to the Company for cancellation all of the Company Deposited Escrow Shares.

(iv)          The determination regarding the number and the distribution, if any, of Company Deposited Escrow Shares to be distributed to the Purchasers pursuant to this Section 1.3 shall be made within five (5) Trading Days after the date the Company is required to file its Annual Report on Form 10-K for the applicable fiscal year with the Commission (after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act). In the event that the Company does not file (after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act) its Annual Report on Form 10-K for the year ended December 31, 2009 with the Commission then within (30 days after the date the Company is required to file its Annual Report  after giving effect to any extension pursuant to Rule 12b-25 of the Exchange Act, all of the Company Deposited Escrow Shares shall be delivered to the Purchasers on a pro rata basis within five (5) Trading Days following the expiration of such thirty (30) day period.

(v)           Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series B Preferred issued under the Purchase Agreement and remain shareholders of the Company at the time that any Company Deposited Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such Company Deposited Escrow Shares calculated based on their ownership interest at the time when the Company Deposited Escrow Shares become deliverable hereunder. Any Company Deposited Escrow Shares not delivered to Purchasers because the Purchasers no longer hold shares of Series B Preferred acquired under the Purchase Agreement shall remain in escrow with the Escrow Agent until transferred either to the Purchasers or returned to the Company pursuant to Section 1.3(ii) or 1.3(iii), as applicable.

(vi)          Notwithstanding anything to the contrary contained in this Section 1.3 or in the Series B Purchase Agreement, the Parties agree that for purposes of determining whether or not the Target Numbers have been achieved,

(A)           the release of any or all of the Company Deposited Escrow Shares shall not be counted as an expense, charge, or other deduction from revenues in calculating net income even though GAAP may require contrary treatment,

(B)           any registration delay payments arising under the Registration Rights Agreement that are accrued or paid by the Company to any Series B Purchaser will be excluded from the calculation of net income, and

(vii)         So long as the Company Deposited Escrow Shares remain in escrow, such shares shall not be counted in calculating a quorum for stockholder voting purposes nor shall such shares be voted at any meeting of stockholders or included in a written consent.

1.4.          (i) Within 30 days if the execution of this Agreement, the Purchaser Representative shall deliver to the Escrow Agent a stock certificate or stock certificates evidencing an aggregate of 22,328 shares of Series B Preferred (which number of shares of Series B Preferred is equivalent to 2.0% of the number of shares of Series B Preferred issued and sold to the Purchaser Representative on the Closing Date and which shares of Series B Preferred may be converted into 781,480 shares of Common Stock). Such shares shall be collectively referred to in this Agreement as the “Purchaser Deposited Escrow Shares”). All Purchaser Deposited Escrow Shares shall be accompanied by stock powers executed in blank with signature medallion guaranteed.

(ii)  If the Company achieves the 2009 Performance Threshold, then within five Trading Days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010 the Company and the Purchaser Representative shall give joint written instructions to the Escrow Agent to, and upon receipt of such instructions, the Escrow Agent shall within five days after receipt of such instructions, transfer all of the Purchaser Deposited Escrow Shares to Management, pro rata in accordance with the percentages set forth in Exhibit A.   In such instance, the Purchaser Deposited Escrow Shares shall be converted to common stock in accordance with their terms prior to distribution to Management.

(iii)  If the Company fails to achieve the 2009 Performance Threshold, then within five Trading Days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009 the Company and the Purchaser Representative shall give joint written instructions to the Escrow Agent to, and upon receipt of such instructions, the Escrow Agent shall within five days after receipt of such instructions, transfer all of the Purchaser Deposited Escrow Shares to the Purchasers who deposited such shares.

1.5.          The Company will provide the Purchaser Representative with the Company’s audited financial statements for 2009 prepared in accordance with US GAAP, on or before March 31, 2010 so as to allow the Purchaser Representative the opportunity to evaluate whether the 2009 Performance Threshold was attained.

1.6.          The parties hereby agree that the Listing Escrow Shares (as hereinafter defined) shall be deposited in escrow and as set forth below:

(a)           Within 30 days following the execution of this Agreement, the Company shall issue and deliver to the Escrow Agent a stock certificate or stock certificates evidencing an aggregate of 27,910 shares of Series B Preferred (which number of shares of Series B Preferred is equivalent to 2.5% of the number of shares of Series B Preferred to be issued and sold to the Purchaser Representative on the Closing Date and which shares of Series B Preferred may be converted into 976,850 shares of Common Stock). All of the shares of Series B Preferred described in this Section 1.6 shall be collectively referred to in this Agreement as the “Listing Escrow Shares”).

(b)           In the event shares of Common Stock are not listed and trading on a National Stock Exchange by January 31, 2010, the Purchaser Representative and the Company shall within five days thereafter give joint written instructions to the Escrow Agent to, and upon receipt of such written instructions, the Escrow Agent shall, within five days after receipt of such instructions deliver to the Purchasers on a pro rata basis all of the Listing Escrow Shares. In the event shares of Common Stock are listed and trading on a National Stock Exchange by January 31, 2010, the Company and Purchaser Representative shall within five days after such listing give joint written instructions to the Escrow Agent to, and upon receipt of such written instructions, the Escrow Agent shall, within five days after receipt of such instructions deliver to the Company all of the Listing Escrow Shares and the Company shall cancel all of such Listing Escrow Shares

ARTICLE II
REPRESENTATIONS OF THE COMPANY

2.1.          The Company hereby represents and warrants to the Purchasers and the Purchaser Representative as follows:

(i)            The Company Deposited Escrow Shares and the Listing Escrow Shares being placed into escrow immediately prior to the Closing Date are, upon release from escrow in accordance with this Agreement validly issued, fully paid and nonassessable shares of the Company, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Company to issue and deposit in escrow the Company Deposited Escrow Shares or Listing Escrow Shares or to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws. Upon any delivery to the Purchasers of Company Deposited Escrow Shares or Listing Escrow Shares placed into escrow pursuant to this Agreement, the Purchasers will acquire good and valid title to such Company Deposited Escrow Shares or Listing Escrow Shares, free and clear of any pledges, liens, claims and encumbrances.

(ii)           The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Company and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Company pursuant to the terms of the certificate of incorporation or by-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Company or affecting the Company Deposited Escrow Shares or Listing Escrow Shares. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Company.

ARTICLE III
REPRESENTATIONS OF THE PURCHASERS

3.1.          Each Purchaser hereby severally represents and warrants to the Company and the Purchaser Representative as follows:

(i)            The Purchaser Deposited Escrow Shares being placed into escrow at the Closing Date are owned by the Purchaser free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Purchaser to deposit in escrow the Purchaser Deposited Escrow Shares or to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws. Upon any delivery to Management of Purchaser Deposited Escrow Shares placed into escrow pursuant to this Agreement, Management will acquire good and valid title to such Purchaser Deposited Escrow Shares, free and clear of any pledges, liens, claims and encumbrances.

(ii)           The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Purchaser and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Purchaser or affecting the Purchaser Deposited Escrow Shares. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser.

ARTICLE IV
ESCROW AGENT

4.1 Interpleader. In the event this Agreement, the Company Deposited Escrow Shares, the Purchaser Deposited Escrow Shares or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Company authorizes the Escrow Agent, at its option, to deposit the Company Deposited Escrow Shares, the Listing Escrow Shares and/or the Purchaser Deposited Escrow Shares with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Company Deposited Escrow Shares,  and/or the Purchaser Deposited Escrow Shares, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Company Deposited Escrow Shares, the Listing Escrow Shares and/or the Purchaser Deposited Escrow Shares with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

4.2           Exculpation and Indemnification of Escrow Agent

(a)   The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document.  Except for amendments to this Escrow Agreement referenced below, and except for written instructions given to the Escrow Agent by the Company and the Purchaser Representative relating to the Company Deposited Shares, the Listing Escrow Shares and the Purchaser Deposited Escrow Shares, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the other parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

(b)   The  Escrow Agent shall not be liable to the  Company, the Purchaser Representative, any Purchaser or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The  Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

(c)  The  Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Purchaser Representative, any Purchaser or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Escrow Agreement.

(d)   The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the  Company, the Purchaser Representative, any Purchaser or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

(e)    The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on any investment income or payments with respect to the Company Deposited Escrow Shares and the Purchaser Deposited Escrow Shares in the manner provided in Section 4.2 (f).

(f)  The  Escrow Agent will be indemnified and held harmless by the  Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Escrow Agreement by the Escrow Agent, or the monies or other property held by it hereunder or for willful misconduct of the Escrow Agent.  Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder.  Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property, including shares of the Company’s capital stock as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

(g)  For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

ARTICLE V

TERMINATION OF AGREEMENT

5.1           This Escrow Agreement shall terminate upon delivery by the Escrow Agent in accordance with this Agreement of all of the Company Deposited Escrow Shares, the Listing Escrow Shares and Purchaser Deposited Escrow Shares, provided that the rights of the Escrow Agent and the obligations of the  Company under Article IV  shall survive the termination hereof.

5.2           The  Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Purchaser Representative at least five days written notice thereof (the “Notice Period”).  As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company within the Notice Period, turn over to a successor escrow agent appointed by the Company all of the Company Deposited Escrow Shares, the Listing Escrow Shares and Purchaser Deposited Escrow Shares then held by the Escrow Agent upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new agent is so appointed within the Notice Period, the Escrow Agent may deposit the Company Deposited Escrow Shares and Purchaser Deposited Escrow Shares with the clerk of a court of competent jurisdiction in accordance with Section 4.1 of this Agreement.

ARTICLE VI
COMPENSATION OF ESCROW AGENT

The Escrow Agent shall be entitled to the following compensation from the Company:

6.1           Documentation Fee: The Company shall pay a documentation fee to the Escrow Agent of $2,500, on the Closing Date.

6.2           Delivery Fee. The Company shall pay a fee of $500 to the Escrow Agent each time during the term of the Agreement in which the Escrow Agent delivers any of Company Deposited Escrow Shares, the Listing Escrow Shares and Purchaser Deposited Escrow Shares.

ARTICLE VII
MISCELLANEOUS

7.1           No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

7.2           All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:

Escrow, LLC
360 Main Street

P.O. Box 391
Washington, Virginia 22747
Attt: Jonnie Zarecor
Tel No.: 800-984-2155 or 540-675-2155
Fax No.: 540-675-3155
Email:

If to the Company:

China New Energy Group Company
17th Floor, HongJi Building, JinWei Road
HeBei District
Tianjin, People’s Republic of China
Attn: _________________________
Tel. No.: __________________________
Fax No.: ___________________________
Email: ______________________________

With a copy to:
 Pillsbury Winthrop Shaw Pittman LLP
2300 N Street , NW
Wahsington DC 20037-1122
Attn.:  Louis A. Bevilacqua
Tel. No.:   (202) 663-8158
Fax No.::  (202) 663-8007
Email: louis.bevilacqua@pillsburylaw.com

If to the Purchaser
Representative:

China Hand Fund I, LLC
558 Lime Rock Road
Lakeville, CT  06039
Attn: Mary Fellows
Tel. No.: 860-435-7000
Fax No.: 860-435-6540
Email: mfellows@kuhnsbrothers.com

 or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

7.3           This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

7.4           This Escrow Agreement and the rights and obligations hereunder of the Company may not be assigned.  This Escrow Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent.  This Escrow Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Escrow Agreement. This Escrow Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and the Purchaser Representative. This Escrow Agreement is intended to be for the sole benefit of the parties hereto and the Purchasers and their respective successors, heirs and permitted assigns, and none of the provisions of this Escrow Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

7.5           This Escrow Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The  terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Escrow Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Escrow Agreement where the term is used.  The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity.  All words or terms used in this Escrow Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require.  This Escrow Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

7.6           The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Virginia, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties  hereby irrevocably consents to the jurisdiction of the courts of the State of Virginia and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address for notices set forth in Section 7.2.

7.7           The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Purchaser Representative and the Escrow Agent.

7.8           The representations and warranties contained in this Escrow Agreement shall survive the execution and delivery hereof and any investigations made by any party.  The headings in this Escrow Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

7.9           This Escrow Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Escrow Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

7.10         If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

 [Signature Page Follows]

[SIGNATURE PAGE TO SECURITIES ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 30th  day of April, 2009.

CHINA NEW ENERGY GROUP COMPANY

By:	/s/ James Li
Name: James Li
Title: Authorized Signatory

PURCHASER REPRESENTATIVE:

CHINA HAND FUND I, LLC

By:	/s/ John D. Kuhns
Name: John D. Kuhns
Title: Member-Manager

ESCROW AGENT:

ESCROW, LLC

By:	/s/ Johnnie Zarecor
Name: Johnnie Zarecor
Title:

EXHIBIT A

MANAGEMENT

Name	Percentage of Purchaser Deposited Escrow Shares to Which Entitled if Performance Thresholds are Attained